Exhibit 10.07

AMENDED AND RESTATED SECURED BALLOON PAYMENT PROMISSORY NOTE

$1,800,000.00	November 26, 2001

     This Amended and Restated Secured Balloon Payment Promissory Note (the “Note”) documents the amendment of the Secured Balloon Payment Promissory Note dated as of November 28, 2000 to reduce the original maturity date of November 30, 2010 to November 24, 2010; to provide that effective November 26, 2001, interest shall accrue on the principal balance outstanding from time to time at the rate of four and nine one-hundredths percent (4.09%) per annum, compounded semiannually; and to reflect payment in full by Richard William Ihrie and Winnie Chang Ihrie of their $1,960,000.00 loan from Intuit Inc., cancellation of the Secured Bridge Loan Promissory Note evidencing such loan and the reconveyance of the related deed of trust in favor of Intuit for such loan.

     1. Borrowers’ Promise to Pay. FOR VALUE RECEIVED, the undersigned RICHARD WILLIAM IHRIE and WINNIE CHANG IHRIE, husband and wife (collectively “Borrowers”), jointly and severally promise to pay to the order of INTUIT INC., a Delaware corporation (“Intuit”), at 2700 Coast Avenue, Mountain View, California 94043, Attention: Corporate Comptroller, in lawful money of the United States of America, without offset or deduction, on or before November 24, 2010 (the “Maturity Date”), the principal amount of ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($1,800,000.00), with interest as set forth herein. The address for receipt of payments hereunder may be changed at any time by the Note holder upon ten (10) days’ written notice to Borrowers.

     2. Purpose of Loan. The loan evidenced by this Note is being made for the sole and exclusive purpose of assisting Borrowers with the purchase of residential real property located at _________________________________, California (the “Property”). Borrowers acknowledge that the benefits of this loan are not transferable.

     3. Payments of Interest and Principal. This Note shall accrue interest from the date of disbursement of the loan through November 25, 2001 on the principal balance outstanding from time to time at the rate of six and nine one-hundredths percent (6.09%) per annum, compounded annually. Thereafter from November 26, 2001 to the date this Note is paid in full, this Note shall accrue interest on the principal balance outstanding from time to time at the rate of four and nine one-hundredths percent (4.09%). Borrowers shall pay to the Note holder, on or before the first day of August of each year during the term of this Note, an amount equal to all interest then accrued and unpaid. Borrowers shall pay the entire principal balance, all interest then accrued and unpaid, plus any other sums then due hereunder, to the Note holder on the Maturity Date set forth herein. In the event any sum due hereunder is not paid when due, interest shall be payable on the unpaid amount, commencing at the date payment was due and continuing until paid, at the rate of ten percent (10%) per annum. Payments shall be applied first to interest accrued and then to the principal balance. However, in no event shall the rate of interest payable under this Note exceed the maximum rate permitted by applicable law, and if any payment in the nature of interest shall cause the maximum rate to be exceeded, the portion of the payment in excess of the maximum rate shall be applied to reduce the principal balance. Interest payments for periods less than a year shall be prorated based on a 360-day year.

     4. Partial Forgiveness of Interest. On the first day of August, 2001, all interest then accrued (from the date of disbursement of the loan) was automatically forgiven and released by the Note holder for all purposes of this Note.

     5. Right to Prepay. Provided Borrowers are not then in default hereunder, Borrowers shall have the right to prepay all or any part of the outstanding unpaid principal at any time without notice and without any prepayment charge.

     6. Security. This Note is secured by a deed of trust dated November 28, 2000 (the “Deed of Trust”) in favor of Intuit covering the Property, executed by Borrowers recorded in the Office of the County Recorder of San Mateo County, California as Document No. _____. Borrowers agree that all terms, covenants and conditions of the Deed of Trust are made a part of this Note.

     7. Events Triggering Immediate Repayment. In the event (i) either of Borrowers’ names is removed from record ownership of the Property for any reason, including, without limitation, as a result of divorce; or (ii) Borrowers transfer the Property or any material part thereof, or any interest therein is sold, agreed to be sold, conveyed or alienated, by operation of law or otherwise, then, in each case, the entire principal balance of this Note and all accrued interest, and irrespective of the Maturity Date set forth herein, shall become immediately due and payable.

     8. Additional Events Triggering Acceleration. In the event Richard William Ihrie ceases for any reason, including death, permanent disability, retirement or termination, to be employed by Intuit Inc. or any of its subsidiary companies, then the entire principal balance of this Note and all accrued interest shall become due and payable on the earlier to occur of (i) one hundred eighty (180) days from the date of death or permanent disability or ten (10) days from the date of retirement or termination, as applicable, or (ii) the Maturity Date.

     9. Insurance. Borrowers agree to keep the Property insured against loss until this loan is repaid in full with, if requested by the Note holder, a loss payable clause in favor of the Note holder.

     10. Default.

          (a) Events of Default. Borrowers shall be in default under this Note if any of the following happen:

               (i) Borrowers do not pay the full amount of each payment required under this Note within five (5) days of the date when due, or fail to comply with any terms or conditions set forth in this Note; or

               (ii) Borrowers fail to comply with any terms or conditions set forth in the Deed of Trust; or

               (iii) Borrowers (or either of them) voluntarily file bankruptcy or seek legal relief from any debts under any state or federal law or if someone brings an involuntary petition in bankruptcy against them (or either of them).

          (b) Rights of Note Holder Upon Default. If Borrowers are in default, then the entire balance of this Note, including all accrued interest, and irrespective of the Maturity Date set forth herein, at the option of the Note holder, shall become immediately due and payable and Note holder shall have all rights and remedies in this Note, the Deed of Trust, and at law and in equity. Borrowers promise to pay to the Note holder all costs, charges and expenses, including attorneys’ fees, incurred in collection of the amounts due under this Note, whether by foreclosure of the Deed of Trust or by other legal proceedings or otherwise.

     11. California Civil Code §2966. This Note is subject to Section 2966 of the California Civil Code, which provides that the holder of this Note shall give written notice to the Borrowers, or their successors in interest, of prescribed information at least 90 and not more than 150 days before any balloon payment is due.

     12. Borrowers’ Waivers. Acceptance of any payment after default shall not constitute a waiver of any such default. Any extension of time of payment of any amounts due hereunder shall not affect the liability of Borrowers, who hereby jointly and severally waive demand, presentment for payment, notice of nonpayment, protest and notice of protest.

     13. Entire Agreement. This Note contains the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior written or oral agreements between the parties with respect to the subject matter hereof, and no addition to or modification of any term or provision shall be effective unless set forth in writing, signed by all the parties hereto. Time is of the essence for the performance of each and every covenant of Borrowers hereunder.

     14. California Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

          By executing this Note, Borrowers each agree that he or she has received a fully completed copy of this Note.

BORROWERS:

/s/ Richard William Ihrie	/s/ Winnie Chang Ihrie

RICHARD WILLIAM IHRIE	WINNIE CHANG IHRIE

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